EXHIBIT 10.3
                           CONSULTING CONTRACT
                           -------------------

THIS AGREEMENT is made as of the 31st day of March, 2004.

BETWEEN:

                           WATKINS COMMUNICATIONS INC.
                           ---------------------------

                           (the "Consultant")

                                                             OF THE FIRST PART

AND:

                           PAUL WATKINS
                           ------------

                           (the "Principal")

                                                            OF THE SECOND PART

AND:

                           VIAVID BROADCASTING, INC.,
                           --------------------------
                           a Nevada corporation

                                                             OF THE THIRD PART

WHEREAS:

   A. The Company wishes to contract for the services of the Consultant.

   B.             The Principal is an employee of the Consultant.

   C. The Consultant has agreed to accept such contract for services upon the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.                ENGAGEMENT
                  ----------

1.1 APPOINTMENT. The Company hereby contracts for the services of the Consultant and the Consultant hereby agrees with the Company to perform services for the Company in accordance with the terms and conditions of this Agreement. The Consultant agrees to provide the services of the Principal to provide the services as contemplated in this Agreement and the Principal agrees to perform such services as an employee of the Consultant. The Consultant shall not use the services of any party other than the Principal, whether as employee or contractor, to provide such services without the prior written consent of the Company, which approval will not be unreasonably withheld.


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1.2               SCOPE OF DUTIES. The Consultant will cause the Principal to act as a director of the Company and will have the following responsibilities and duties to the Company to be provided as the consultant services (the "Consultant Services"):

         A. exercising general direction and supervision over the marketing and development of the business of the Company;

         B.       providing direction to the management of the Company;

         C.       assisting with the day to day operations of the Company;

         D. performing such other duties and observing such instructions as may be reasonably assigned to him from time to time by the Board of Directors; and

         E. generally at all times abiding by all lawful directions given to him by the Board of Directors of the Company.

1.3 BEST EFFORTS. The Consultant shall at all times use its best efforts to advance the interests of the Company, and shall faithfully, industriously, and to the best of its abilities, perform the responsibilities and duties described above.

1.4 COVENANTS AND RESTRICTIONS. The Consultant covenants and agrees with the Company that the Consultant will not engage in any activities which would bring the Company's reputation into disrepute.

1.5 WARRANTIES AND REPRESENTATIONS. The Consultant and the Principal warrant and represent to the Company as follows and acknowledges that the Company is relying upon these warranties and representations in entering into this Agreement:

         (a) the Consultant and the Principal have the necessary expertise to effectively provide the Consultant Services;

         (b) the Consultant and the Principal are not aware of any matter which would prevent the Consultant and/or the Principal from carrying out their duties and obligations pursuant to this Agreement.

         (c) neither the Consultant nor the Principal is subject to any review by any securities regulatory body.

1.6 INDEPENDENT CONTRACTS. The Consultant and the Principal shall at all times be independent contractors and shall not at any time be or be deemed to be employees of the Company. The Consultant and the Principal acknowledge that they are not employees of the Company and that the execution of this Agreement shall not give rise to any employment with the Company.

2.                TERM
                  ----

2.1               INITIAL  TERM. The initial term of this Agreement shall be one
(1) year, commencing on the date first above written, subject to earlier termination as hereinafter provided.


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2.2               RENEWAL. This Agreement shall be renewed for further terms of such duration and upon such terms and conditions as the Consultant and the Company may mutually agree upon in writing.

3.                PAYMENT FOR THE CONSULTANT SERVICES
                  -----------------------------------

3.1 The Company shall pay to the Consultant a consultant fee in consideration for the Consultant Services equal to the sum of $10,000 CDN. per month (the "Consultant Fee").

3.2 Federal Goods and Services Tax on the Consultant Fee shall be payable by the Company in addition to the Consultant Fee.

3.3 The Consultant may be granted, subject to the approval of the Company's shareholders and compliance with all securities regulatory legislation, incentive stock options to purchase shares in the Company in such amounts and at such times as the Board of Directors of the Company, in their absolute discretion, may from time to time determine.

3.4 The Consultant Fee shall be payable by the Company to the Consultant on the last business day of each month during the term of this Agreement.

3.5 The parties agree that the Consultant Fee provided for in paragraph 3.1 hereof is intended to include reimbursements for all expenses incurred by the Consultant in connection with its duties hereunder save and except for expenses directly related to the performance of the Consultant's duties as director of the Company and the Consultant shall bear the cost of its own expenses, except for any reasonable travel and promotional expenses and other specific expenses incurred by the Consultant with the prior written approval of the Company.

4.                CONFIDENTIALITY
                  ---------------

4. CONFIDENTIAL INFORMATION AND NON-DISCLOSURE. The Consultant and the Principal acknowledge and agree with each other that all information connected with the Company's technology, including without limitation, all computer software, trade secrets, information, data, inventions, discoveries, improvements, modifications, developments, technical manuals, or process-flow manuals, data, customer information and pricing information is confidential, and the Consultant and the Principal each jointly and severally covenant and agree with the Company to use its best efforts to ensure that such information does not become public knowledge and undertakes not to disclose such information or any part thereof to any other person except to its consultants and employees as may be necessary to carry out its rights and obligations under this Agreement. The Consultant hereby further covenants and agrees with the Company that the Consultant shall require each and every one of its employees or consultants who are provided with any information in respect of the Company's technology or related knowledge to sign confidentiality agreements which shall be in a form acceptable to the Company. All such information shall be returned to the Company upon termination of this Agreement.


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4.2               NON-COMPETITION. Each of the Consultant and the Principal
shall not during the term of this Agreement and during the period which is one year after the date of the termination of this Agreement, either alone or in partnership or jointly or in conjunction with any person or persons, including without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder, or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit their names to be used or employed by any person or persons, including without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, engaged in or concerned with or interested in an operation or undertaking which is in any way competitive with the business of the Company without having obtained the express written consent of the Company. The Consultant and the Principal acknowledge and agree the geographical restrictions contained herein are reasonable in light of the nature of the Company's technology and business. The Consultant and the Principal further agree to not:

         (a) carry on, be engaged in or concerned with or interested in any business, operation or undertaking which is in any way competitive with the business of the Company anywhere in Canada and in the United States where the business of the Company is carried on; and

         (b) attempt to solicit any suppliers, customers or employees of the business of the Company away from the Company.

4.3 Any and all inventions and improvements on which the Consultant or the Principal may conceive or make, during the term of this Agreement, relating, or in any way, pertaining to or connected with any of the matters which have been, are or may become the subject of the company's investigations, or in which the Company has been, is, or may become interested, shall be the sole and exclusive property of the Company, and the Consultant will, whenever requested by the Company, execute any and all applications, assignments and other instruments which the company shall deem necessary in order to apply for an obtain letters of patent for U.S. or foreign countries for the inventions or improvements and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to the inventions or improvements, all expenses in connection with them to be borne by the Company. The Consultant's obligations to execute the papers referred to in this paragraph shall continue beyond the termination of this Agreement with respect to any and all inventions or improvements conceived or made by him during the term of this Agreement, and the obligations shall be binding on the assigns, executors, administrators or other legal representatives of the Consultant. All inventions and discoveries relating to the business of the Company and all knowledge and information which the Consultant may acquire during his engagement shall be held by the Consultant in trust for the benefit of the Company.

5.                TERMINATION
                  -----------

5.1 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement at any time for just cause, provided that a reasonable written notice of three business days has been first given by the Company to the Consultant. In this Agreement, in addition to any cause permitted by law, "just cause" with respect to termination by the Company includes:


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         (a)      the Consultant's or the Principal's material default,
                  misconduct, breach or non-observance of any provision of this Agreement;

         (b) the inability of the Consultant to provide the services of the Principal to perform the Consultant Services;

         (c) the attempted assignment of this Agreement by the Consultant, in breach of this Agreement, or the sale of any interest in the Consultant by the Principal or any change in directors of officers of the Consultant;

         (d) the dissolution, insolvency or the bankruptcy of the Consultant or the Principal.

5.2 TERMINATION BY THE CONSULTANT. The Consultant may terminate this Agreement for just cause at any time without notice to the Company, or without just cause by providing 90 days' notice in writing to the Company. In this Agreement, in addition to any cause permitted by law, "just cause" with respect to termination by the Consultant includes:

         (a) the Company's material default, misconduct, breach or non-observance of any provision of this Agreement;

         (b)      the dissolution, insolvency or bankruptcy of the Company.

5.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement at any time without cause, in which event the Company will pay to the Consultant and the Principal, an amount equal to thirty six months of the Consultant Fee, plus any Consultant Fee and expenses payable to the date of Termination.

5.4 SURVIVAL OF OBLIGATIONS. The obligations of the Consultant and the Principal set forth in sections 4.1, 4.2 and 4.3 of this Agreement will survive termination of this Agreement for any reason.

6.                OTHER PROVISIONS
                  ----------------

6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

6.2 NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

6.3 PERSONAL NATURE. This Agreement is a contract for services and may not be assigned in whole or in part by the Consultant or the Principal.


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6.4               WHOLE AGREEMENT. This Agreement supersedes any previous
agreement, arrangement or understanding, whether written or oral between the parties hereto and constitutes the entire agreement between the parties and may only be amended in writing.

6.5 SEVERABILITY. In the event that any provision of this Agreement that is held to be unlawful or unenforceable, such provision will be severable and the remaining terms and conditions of this Agreement remain in force and effect.

6.6               TIME OF ESSENCE.  Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED
BY PAUL WATKINS
In the presence of:



--------------------------------            /s/ Paul Watkins
Signature                                   PAUL WATKINS


--------------------------------
Name


--------------------------------
Address

WATKINS COMMUNICATIONS INC.
by its authorized signatory:



/s/ Paul Watkins
Authorized Signatory

VIAVID BROADCASTING, INC.
By its authorized signatory:



/s/ Brian Kathler
Brian Kathler
President